Exhibit 32.1

CERTIFICATION

In connection with this Quarterly Report of Hewitt Holdings LLC (the “Company”) on Form 10-Q for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chairman of the Company hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002 that: 1) the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and 2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods covered in the Report.

Date: February 4, 2004	By:	/s/ DAVID L. HUNT

David L. Hunt Chairman